                                                                      EXHIBIT 23






                         CONSENT OF INDPENDENT AUDITORS




The Board of Directors
Vari-L Company, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-88666, 33-81045, 333-45137 and 333-81915) on Form S-8 of Vari-L Company, Inc.
of our report dated January 19, 2001, relating to the balance sheet of Vari-L Company, Inc. as of June 30, 2000, which report appears in the June 30, 2000, transition report on Form 10-K/T of Vari-L Company, Inc.



KPMG LLP


Denver, Colorado
February 14, 2001